Exhibit 99.1

AVEANNA HEALTHCARE HOLDINGS ANNOUNCES

CEO TRANSITION AND

REAFFIRMS FY 2022 REVENUE AND ADJUSTED EBITDA GUIDANCE

Atlanta, Georgia (December 13, 2022) – Aveanna Healthcare Holdings, Inc. (NASDAQ: AVAH), a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations, today announced that its Chief Executive Officer and Director, Tony Strange, is retiring and will depart the company effective December 31, 2022. Jeff S. Shaner, Aveanna’s long serving Chief Operations Officer, will serve as CEO and Director, effective December 31, 2022.

“Tony’s leadership was a significant part of Aveanna’s formation and growth since its inception five years ago. He leaves an enduring legacy of building one of the nation’s largest home care companies in America, during an unprecedented pandemic. Tony’s steady and stable leadership was a welcome gift during troubled waters within our industry. It has been an honor working side-by-side, with Tony, at Aveanna and the many other companies during our career together. The Board and I are confident that under Jeff’s leadership, Aveanna will continue its transition into a new era of value-based care. Jeff’s experience, passion, and innovative mindset will serve Aveanna well as we look to the future,” said Rod Windley, Chairman of Aveanna.

“I am looking forward to this new leadership role as CEO and further building on the rock-solid commitment we have to clinical excellence and value creation here at Aveanna. Aveanna will continue with its mission making a positive impact in the lives of the patients and families that we serve every day,” said Mr. Shaner.

Mr. Strange commented “I am looking forward to slowing down and assisting Jeff with his transition. I have worked with Jeff for over 20 years both at Aveanna and other industry leading home-health companies. Jeff is ready to lead Aveanna into a new era of growth, innovation, and clinical value creation. I am thankful to all the Aveanna employees for the opportunity to have served as your CEO.”

Aveanna also is reaffirming its most recent revised Full Year 2022 Guidance of (1) Revenue of at least $1,782 million and (2) Adjusted EBITDA of at least $128 million.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,” “potential,” “continue” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, such as our CEO and Director transition, our ability to successfully execute our growth strategy, including through organic growth and the completion of acquisitions, effective integration of the companies we acquire, unexpected costs of acquisitions and dispositions, the possibility that expected cost synergies may not materialize as expected, the failure of Aveanna or the companies we acquire to perform as expected, estimation inaccuracies in revenue recognition, our ability to drive margin leverage through lower costs, unexpected increases in SG&A and other expenses, changes in reimbursement, changes in government regulations, changes in Aveanna’s relationships with referral sources, increased competition for Aveanna’s services or wage inflation, changes in the interpretation of government regulations or discretionary determinations made by government officials, uncertainties regarding the outcome of rate discussions with managed care organizations and our ability to effectively collect our cash from these organizations, our ability to effectively collect and submit data required under Electronic Visit Verification regulations, our ability to comply with the terms and conditions of the CMS Review Choice Demonstration program, our ability to effectively implement and transition to new electronic medical record systems or billing and collection systems, changes in tax rates, the impact of adverse weather, the impact to our business operations, reimbursements and patient population were the COVID-19 environment to worsen, and other risks set forth under the heading “Risk Factors” in Aveanna’s Annual Report on Form 10-K for its 2021 fiscal year filed with the Securities and Exchange Commission on March 28, 2022, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 33 states providing a broad range of pediatric and adult healthcare services including nursing, rehabilitation services, occupational nursing in schools, therapy services, day treatment centers for medically fragile and chronically ill children and adults, home health and hospice services, as well as delivery of enteral nutrition and other products to patients. The Company also provides case management services in order to assist families and patients by coordinating the provision of services between insurers or other payers, physicians, hospitals, and other healthcare providers. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.

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